Exhibit 99.1

AgEagle Aerial Systems Inc. Announces Reverse Stock Split

Wichita, Kansas, October 3, 2024 – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full stack flight hardware, sensors and software for commercial and government use, announced today a reverse stock split of its authorized, issued and outstanding common stock, par value $0.001 per share, at a ratio of one (1) share of common stock for every fifty (50) shares of common stock, effective as of 5:00 p.m. (Eastern Time) on October 14, 2024 (the “Effective Date”). The Company’s common stock will begin trading on a split-adjusted basis when the market opens on October 15, 2024. The reverse stock split was authorized by the Company’s Board of Directors on October 3, 2024. Pursuant to the laws of the State of Nevada, the Company’s state of incorporation, the Company’s Board of Directors has the authority to effect a reverse stock split without shareholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced. The Company will file a certificate of change to its articles of incorporation, as amended, with the Secretary of State of Nevada to effect the reverse stock split. The Company’s common stock will continue to trade on the NYSE American under the stock ticker “UAVS” but will trade under the new CUSIP number 00848K 309.

As a result of the reverse split, each fifty (50) pre-split shares of common stock outstanding will automatically combine into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from 39,720,458 shares to approximately 850,409 shares without taking into account fractional shares.

The reverse stock split is being effected to ensure that the Company can meet the per share price requirements of the NYSE American, the Company’s current listing exchange.

No fractional shares will be issued as a result of the reverse stock split. Shareholders who otherwise would be entitled to a fractional share because they hold a number of shares not evenly divisible by the 1 (one) for fifty (50) reverse split ratio, will automatically be entitled to receive an additional fractional share of the Company’s common stock to round up to the next whole share.

The Company’s transfer agent, Equiniti Trust Company, which is also acting as the exchange agent for the reverse split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take action to effect the exchange of their shares.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. For more detailed information relating to this transaction, please refer to the related Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statement

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

AgEagle Aerial Systems Contacts

Investor Relations Email: UAVS@ageagle.com

Media Email: media@ageagle.com